UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2026
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Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56758	33-5055663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
On April 1, 2026, Blue Owl Digital Infrastructure Trust (the “Company”) sold an aggregate of 3,032,825 of its common shares (with the final number of shares being determined on April 16, 2026) for gross proceeds of approximately $31.0 million, based on net asset value (“NAV”) per share as of March 31, 2026. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.
The following table details the common shares sold:

Common Shares	Number of Shares Sold	Gross Proceeds (1)
Class S	1,732,597	$17,811,607
Class D	99,714	$1,015,000
Class I	1,197,106	$12,185,583
Class E	3,408	$35,000

(1)Gross proceeds for Class S shares includes aggregate commissions of $175,678.

Item 8.01. Other Events.
Distributions Declared

On March 25, 2026, the Company declared distributions for each outstanding class of its common shares in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing Fees	Net Distribution
Class S	$0.0375000	$(0.0073108)	$0.0301892
Class D	$0.0375000	$(0.0021503)	$0.0353497
Class I	$0.0375000	$—	$0.0375000
Class E	$0.0375000	$—	$0.0375000

The net distributions for each class of common shares (which represents the gross distributions less shareholder servicing fees for the applicable class of common shares) are payable to shareholders of record immediately following the close of business on March 31, 2026 and were paid on or about April 17, 2026. These distributions were paid in cash or reinvested in common shares for shareholders participating in the Company’s distribution reinvestment plan.

March 31, 2026 NAV Per Share

The NAV per share for each class of the Company’s common shares as of March 31, 2026 is set forth below:

NAV per share
Class S	$10.1789
Class D	$10.1791
Class I	$10.1792
Class E	$10.2702

A detailed calculation of the NAV per share is set forth below. The Company calculates NAV per share in accordance with the valuation guidelines that have been approved by the Company’s Board of Trustees. The Company’s total NAV presented in the following tables includes the NAV of its Class S, Class D, Class I, and Class E common shares, as well as the partnership interests of Blue Owl Digital Infrastructure Operating Partnership LP (“ODIT OP”) held by parties other than the Company. The following table provides a breakdown of the major components of the Company’s NAV as of March 31, 2026 ($ in thousands):

Components of NAV	March 31, 2026
Cash and cash equivalents	$135,148
Restricted cash	12,214
Investments in real estate	3,322,438
Investments in unconsolidated joint ventures	46,977
Debt investments	154,842
Intangible assets	522,066
Other assets	35,796
Intangible liabilities	(516,534)
Secured mortgage loans and notes	(1,789,639)
Due to affiliates	(7,985)
Accounts payable and accrued expenses	(36,217)
Other liabilities	(16,290)
Net Asset Value	$1,862,816
Number of outstanding shares/units	182,369,425

The following table provides a breakdown of the Company’s total NAV and NAV per share/unit by class as of March 31, 2026 ($ in thousands, except per share/unit data):

NAV per share	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Third-Party Class I OP Units (1)	Third-Party Class E OP Units (1)(2)	Total
Monthly NAV	$682,133	$25,228	$398,580	$722,383	$27,112	$7,380	$1,862,816
Number of outstanding shares/units	67,014,491	2,478,438	39,156,521	70,337,909	2,663,525	718,541	182,369,425
NAV Per Share/Unit as of March 31, 2026	$10.1789	$10.1791	$10.1792	$10.2702	$10.1792	$10.2702

(1)Includes the partnership interests of ODIT OP held by parties other than the Company.
(2)Includes the partnership interests of ODIT OP held by certain affiliates of the Company.

Portfolio Update ($ in thousands)

As of March 31, 2026, the Company owns 11 properties and has a total portfolio value of $3,664,937. The Company’s properties have a remaining weighted average base lease term of 7 years and a remaining weighted average fully extended1 lease term of 19 years with 91.9% of tenants rated investment grade2.
As of March 31, 2026, 100.0% of the Company’s total consolidated debt is fixed through fixed-rate debt agreements. The weighted average interest rate and loan-to-value of the consolidated portfolio are 5.4% and 54.7%, respectively.
1 Assumes customers exercise all options to extend lease term.
2 Investment-grade customers are those that maintain an S&P credit rating of BBB-/Baa3 or higher.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Digital Infrastructure Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: April 20, 2026